UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 2, 2005

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 252-264-2064

Item 1.01  Entry into Material Definitive Agreement

On October 31, 2005 Greens Worldwide Incorporated (“GRWW”) entered into an Asset Purchase Agreement with BreakThru Media, Inc. (“BTM”), a firm then engaged in the business of marketing, designing, and producing interactive CD Rom products.  GRWW purchased the right, title, and interest of BTM in and to all of the assets of BTM used exclusively in its business free and clear of any and all liens, claims, charges, security interests, and encumbrances as the same existed on the October 31, 2005 Closing Date, as follows and shown in Exhibit 10.1, Asset Purchase Agreement:

All intellectual property, trade name, trade secrets, trademarks, personnel contracts,

web site, strategic partnerships, sponsors, publications, operating model, manuals,

and all other confidential information relating to the business; and

All current, past and future clients.

The foregoing highlights and summarizes certain pertinent terms and conditions contained in the above-referenced Asset Purchase Agreement to which reference is made for the complete terms and conditions of such Agreement.

EXHIBITS

Exhibit Number	Description
10.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2005

Greens Worldwide Incorporated

By: /s/ R. Thomas Kidd

R. Thomas Kidd, President & CEO

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